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                                                                 Exhibit 21


                                     HCC INSURANCE HOLDINGS, INC.
                                             SUBSIDIARIES

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                                                                                State or Country
        Name                                                                    of Incorporation
        ----                                                                     ----------------
Houston Casualty Company...................................................................Texas

  HCC Underwriters, A Texas Corporation....................................................Texas

  Trafalgar Insurance Company...........................................................Oklahoma

SBS Insurance Holdings, A Texas Corporation................................................Texas

  Houston Reinsurance Company, Ltd.......................................................Bermuda

IMG Insurance Company Ltd.................................................................Jordan

Middle East Insurance Brokers Ltd.........................................................Jordan

LDG Management Company Incorporated................................................Massachusetts

  SRRF Management Incorporated..........................................................New York

  Medical Reinsurance Underwriters Incorporated....................................Massachusetts

  LDG Worldwide Limited.................................................................Delaware

  LDG Insurance Agency.............................................................Massachusetts

North American Special Risk Associates, Inc.............................................Illinois

  NASRA TPA, Inc........................................................................Illinois
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